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                                                                   Exhibit 23.05

            [Letterhead of Arthur F. Bell, Jr. & Associates, L.L.C.]


                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------


We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 6, 1997 on the statement of financial condition of Kenmar Global Trust as of December 31, 1996 and our report dated November 15, 1996 on the statement of financial condition of Kenmar Advisory Corp. as of September 30, 1996, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.




/s/ Arthur F. Bell, Jr. & Associates, L.L.C.


Lutherville, Maryland
August 15, 1997